Exhibit 99.1

Blue Apron Announces Proposed Public Offering of Class A Common Stock

August 5, 2020

New York, NY, August 5, 2020 – Blue Apron Holdings, Inc. (NYSE: APRN) today announced that it has commenced an underwritten public offering of 4,000,000 shares of its Class A common stock. Blue Apron intends to grant the underwriters a 30-day option to purchase up to an additional 600,000 shares of its Class A common stock. All of the shares in the offering are to be sold by Blue Apron.

Morgan Stanley is acting as active book-running manager and Canaccord Genuity is acting as passive book-running manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (SEC) and has become effective. The proposed offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. These documents are or will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014 or Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, Massachusetts 02110, Attn: Syndicate Department, by email at prospectus@cgf.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. Blue Apron has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding Blue Apron’s plans to consummate its proposed public offering and the anticipated final terms, timing and completion of the proposed offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to whether or not Blue Apron will be able to raise capital through the sale of shares of Class A common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering, the impact of general economic, industry or political conditions in the United States or internationally including the ongoing COVID-19 pandemic and other important risk factors set forth under the caption “Risk Factors” in the preliminary prospectus supplement to be filed with the SEC, in Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in any other subsequent filings made with the SEC by Blue Apron. There can be no assurance that Blue Apron will be able to complete the proposed public offering on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and Blue Apron specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts for Blue Apron

Media Contact

press@blueapron.com

Investor Contact

investor.relations@blueapron.com

aprn@jcir.com